--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 10-Q

 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
---  EXCHANGE ACT OF 1934
     For the quarterly period ended June 30, 2001

___ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
     For the transition period from ______ to _____

                        Commission file number: 000-33001
                               __________________

                           NATUS MEDICAL INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                                 77-0154833
    (State or other jurisdiction         (I.R.S. Employer Identification Number)
  of incorporation or organization)

                   1501 Industrial Road, San Carlos, CA 94070
               (Address of Principal Executive Offices) (Zip Code)

                                 (650) 802-0400
               Registrant's telephone number, including area code
                               __________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes [_] No [X]

The number of issued and outstanding shares of the Registrant's Common Stock, $0.001 par value, as of August 17, 2001, was 15,677,854.

                           NATUS MEDICAL INCORPORATED

                                TABLE OF CONTENTS

PART I.   FINANCIAL INFORMATION                                                                          PAGE NO.
--------  --------------------------------------------------------------------------------------------   --------
Item 1.   Condensed Consolidated Financial Statements ................................................       3

          Condensed Consolidated Balance Sheets as of June 30 2001 (unaudited) and
           December 31, 2000 .........................................................................       3

          Condensed Consolidated Statement of Operations for the three and six months
           ended June 30, 2001 and 2000 (unaudited) ..................................................       4

          Condensed Consolidated Statement of Cash Flows for the six months ended
           June 30, 2001 and 2000 (unaudited) ........................................................       5

          Notes to Condensed Financial Statements ....................................................       6

Item 2.   Management's Discussion and Analysis of Financial Condition and Results
            of Operations ............................................................................       9

Item 3.   Quantitative and Qualitative Disclosures about Market Risk .................................      28


PART II.  OTHER INFORMATION                                                                              PAGE NO.
--------  --------------------------------------------------------------------------------------------   --------

Item 2.   Changes in Securities and Use of Proceeds ..................................................      29

Item 4.   Submission of Matters to a Vote of Security Holders ........................................      30

Item 6.   Exhibits and Reports on Form 8-K ...........................................................      30

Signatures ...........................................................................................      31

PART I. FINANCIAL INFORMATION

Item 1.  Condensed Consolidated Financial Statements

                   NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)

                                                                                          June 30,         December 31,
                                                                                            2001              2000(1)
                                                                                        -------------    ----------------
                                                                                         (unaudited)
ASSETS:
Current assets:
   Cash and equivalents ...............................................................   $   1,213          $     681
   Short-term investments .............................................................         310                302
   Accounts receivable, net of allowance for doubtful accounts of $214 in 2001 and
      $203 in 2000 ....................................................................       3,985              4,400
   Inventories ........................................................................       2,500              2,194
   Prepaid expenses and other current assets ..........................................         429                263
                                                                                          ---------          ---------
      Total current assets ............................................................       8,437              7,840
Property and equipment, net ...........................................................       1,375              1,308
Convertible notes receivable ..........................................................          --                115
Long-term investment ..................................................................         324                321
Deposits and other assets .............................................................       2,125              1,134
                                                                                          ---------          ---------
      Total assets ....................................................................   $  12,261          $  10,718
                                                                                          =========          =========

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Liabilities:
   Bank loan payable ..................................................................   $   2,000          $      --
   Accounts payable ...................................................................       1,297                750
   Accrued liabilities ................................................................       2,847              2,694
   Deferred revenues ..................................................................         362                331
                                                                                          ---------          ---------
      Total liabilities ...............................................................       6,506              3,775
                                                                                          ---------          ---------
Commitments and contingencies
Convertible preferred stock:
   Series A convertible preferred stock, $0.001 par value; 1,241,842 shares authorized; 1,241,841 shares issued and outstanding in 2001 and 2000;
     aggregate liquidation value of $3,890 in 2001 and $3,803 in 2000 .................       2,227              2,227
   Redeemable convertible preferred stock, $0.001 par value; 8,781,412 shares authorized; aggregate liquidation value $25,870 in 2001 and $25,178 in 2000 and aggregate redemption value of $23,691 in 2001 and $22,999 in 2000:
        Series B:  3,967,126 shares authorized; 3,967,120 shares issued and
           outstanding in 2001 and 2000 ...............................................      12,835             12,478
        Series C:  3,214,286 shares authorized; 2,490,181 shares issued and
           outstanding in 2001 and 2000 ...............................................       6,089              5,864
        Series D:  1,600,000 shares authorized; 1,232,392 shares issued and
           outstanding in 2001 and 2000 ...............................................       4,768              4,657
                                                                                          ---------          ---------
        Total convertible preferred stock .............................................      25,919             25,226
                                                                                          ---------          ---------
Stockholders' deficit:
   Common stock, $0.001 par value, 120,000,000 shares authorized; shares issued
     and outstanding: 962,687 in 2001 and 868,034 in 2000 .............................       3,346              2,902
   Deferred stock compensation ........................................................      (1,277)            (1,532)
   Accumulated deficit ................................................................     (22,241)           (19,653)
   Accumulated other comprehensive loss ...............................................           8                 --
                                                                                          ---------          ---------
        Total stockholders' deficit ...................................................     (20,164)           (18,283)
                                                                                          ---------          ---------
        Total liabilities, convertible preferred stock and stockholders' deficit ......   $  12,261          $  10,718
                                                                                          =========          =========

----------
(1) Derived from the consolidated audited financial statements at December 31, 2000.

   The accompanying notes are an integral part of these condensed consolidated financial statements.

                   NATUS MEDICAL INCORPORATED AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                   Three Months Ended              Six Months Ended
                                                                        June 30,                       June 30,
                                                                -------------------------      -------------------------
                                                                   2001           2000            2001           2000
                                                                ----------     ----------      ----------     ----------
Revenues .....................................................  $    7,243     $    6,097      $   13,561     $   11,009
Cost of revenues* ............................................       2,710          2,142           5,138          3,908
                                                                ----------     ----------      ----------     ----------
      Gross profit ...........................................       4,533          3,955           8,423          7,101
                                                                ----------     ----------      ----------     ----------
Operating expenses:
   Marketing and selling .....................................       3,026          2,389           5,971          4,432
   Research and development ..................................       1,018            862           2,029          1,605
   General and administrative ................................         954            589           1,736          1,152
   Amortization of deferred stock compensation* ..............         284            214             572            241
                                                                ----------     ----------      ----------     ----------
      Total operating expenses ...............................       5,282          4,054          10,308          7,430
                                                                ----------     ----------      ----------     ----------
      Loss from operations ...................................        (749)           (99)         (1,885)          (329)
Interest income and other, net ...............................           2             (2)             26             18
Interest expense .............................................         (21)            (5)            (21)            (6)
Currency exchange loss .......................................          (4)            --             (15)            --
                                                                -----------    ----------      -----------    ----------
      Loss before provision for income taxes, net ............        (772)          (106)         (1,895)          (317)
Provision for income taxes ...................................          --             --               1             --
                                                                ----------     ----------      ----------     ----------
      Net loss ...............................................        (772)          (106)         (1,896)          (317)
Accretion of redeemable convertible preferred stock ..........         346            346             692            692
                                                                ----------     ----------      ----------     ----------
      Net loss available to common stockholders ..............  $   (1,118)    $     (452)     $   (2,588)    $   (1,009)
                                                                ==========     ==========      ==========     ==========
Basic and diluted net loss per share .........................  $    (1.22)    $    (0.68)     $    (2.85)    $    (1.59)
                                                                ==========     ==========      ==========     ==========
Common shares used in computing basic and diluted net loss
   per share (Note 3) ........................................         916            667             907            633

----------
* Amortization of deferred stock-based compensation included in:

Cost of revenues .............................................  $       42      $       67     $       83     $       77
                                                                ==========      ==========     ==========     ==========
Operating expenses:
   Marketing and selling .....................................  $      150      $       46     $      299     $       55
   Research and development ..................................          28              37             60             43
   General and administrative ................................         106             131            213            143
                                                                ----------      ----------     ----------     ----------
        Total ................................................  $      284      $      214     $      572     $      241
                                                                ==========      ==========     ==========     ==========

   The accompanying notes are an integral part of these condensed consolidated financial statements.

                   NATUS MEDICAL INCORPORATED AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                                Six Months Ended
                                                                                                    June 30,
                                                                                           ----------------------------
                                                                                              2001              2000
                                                                                           ----------        ----------
Operating activities:
   Net loss ............................................................................   $  (1,896)        $    (317)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization .....................................................         368               381
     Amortization of deferred stock compensation .......................................         655               318
     Changes in operating assets and liabilities:
       Accounts receivable .............................................................         349              (206)
       Inventories .....................................................................        (285)             (546)
       Prepaid expenses and other current assets .......................................        (174)             (117)
       Accounts payable ................................................................         547              (219)
       Accrued liabilities and deferred revenues .......................................         129               547
                                                                                           ---------         ---------
         Net cash used in operating activities .........................................        (307)             (159)
                                                                                           ----------        ----------
Investing activities:
   Acquisition of property and equipment ...............................................        (309)             (395)
   Deposits and other assets ...........................................................        (102)               --
   Purchase of convertible notes receivable ............................................          --               (10)
   Purchases of short-term investments .................................................        (310)             (295)
   Sales of short-term investments .....................................................         302               286
   Cash paid for acquisition of business ...............................................          (9)               --
                                                                                           ----------        ---------
         Net cash used in investing activities .........................................        (428)             (414)
                                                                                           ----------        ----------
Financing activities:
   Issuance of common stock ............................................................          44                71
   Deferred offering costs .............................................................        (771)               --
   Borrowings on bank loans ............................................................       2,000                --
   Payments of borrowings ..............................................................          --               (75)
                                                                                           ---------         ----------
         Net cash provided by (used in) financing activities ...........................       1,273                (4)
                                                                                           ---------         ----------
Exchange rate effect on cash and equivalents ...........................................          (6)               --
Net increase (decrease) in cash and equivalents ........................................         532              (577)
Cash and equivalents, beginning of period ..............................................         681             2,087
                                                                                           ---------         ---------
Cash and equivalents, end of period ....................................................   $   1,213         $   1,510
                                                                                           =========         =========
Noncash investing and financing activities:
   Accretion of redeemable convertible preferred stock .................................   $     692         $     692
   Forgiveness of convertible notes receivable and accounts receivable for
     acquisition of business ...........................................................   $     189         $      --
Supplemental disclosure of cash flow information:
   Cash paid for interest ..............................................................   $      21         $       6
   Cash paid for income taxes ..........................................................   $      34         $      28


  The accompanying notes are an integral part of these consolidated financial statements.

                           NATUS MEDICAL INCORPORATED

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1 -- Summary of Significant Accounting Policies

   Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements. The financial statements include all adjustments (consisting only of normal recurring adjustments) that the management of Natus Medical Incorporated (the "Company") believes necessary for fair presentation of the financial position, results of operations and cash flows for the periods presented. These interim financial results are not necessarily indicative of results to be expected for the full fiscal year. The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and significant intercompany transactions have been eliminated. The accompanying financial information should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2000 included in the Company's Registration Statement on Form S-1, as amended (Registration Nos. 333-44138 and 333-65478).

   Use of Estimates

     Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Examples include allowances for potentially uncollectable accounts receivable, warranty costs, and a valuation allowance for deferred tax assets. Actual results may differ from these estimates.

   Recently Issued Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations, or SFAS No. 141, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or SFAS No. 142. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but will rather be tested at least annually for impairment. Under the provisions of SFAS No. 142, any impairment loss identified upon adoption of this standard is recognized as a cumulative effect of a change in accounting principle, which is charged directly to retained earnings. Any impairment loss incurred subsequent to initial adoption of SFAS No. 142 is recorded as a change to current period earnings. The Company will adopt SFAS No. 142 in 2002 and, at that time, will stop amortizing goodwill that resulted from business combinations completed prior to June 30, 2001. The Company is currently assessing the financial statement impact of the adoption of SFAS No. 141 and 142.

     In March 2000, the Financial Account Standards Board issued Interpretation No. 44 Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25, or FIN 44.

FIN 44 primarily clarifies (a) the definition of an employee for purposes of applying APB Opinion No. 25; (b) the criteria for determining whether a plan qualifies as a noncompensatory plan; (c) the accounting consequences of various modifications to the terms of previously fixed stock option awards; and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company adopted FIN 44 on July 1, 2000, except for the provisions that relate to modifications that directly or indirectly reduce the exercise price of an award and the definition of an employee, which were effective after December 15, 1998. The adoption of FIN 44 did not have an impact on the Company's financial position or results of operations.

     In December 1999, the staff of the Securities and Exchange Commission (the "SEC") issued Staff Account Bulletin 101, Revenue Recognition in Financial Statements, or SAB 101, which summarizes certain of the SEC staff's views in applying accounting principals generally accepted in the United States of America to revenue recognition in financial statements. The adoption of SAB 101 had no impact on the Company's financial position or results of operations.

     In June 1998, the Financial Accounting Standard Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities or SFAS No. 133. SFAS No. 133 defines derivative, requires all derivatives to be carried at fair value and provides for hedge accounting when certain conditions are met. SFAS No. 133 is effective for the Company in fiscal year 2001. The Company does not utilize derivative instruments and had no such instruments at January 1, 2001. Therefore, the adoption of SFAS 133 did not have an impact on the Company's financial position or results of operations.

     Comprehensive Loss

     In accordance with SFAS No. 130, Reporting Comprehensive Income, the Company is required to report, by major components and as a single total, the change in its assets during the period from non-owner sources. Comprehensive loss for the three and six month periods ended June 30, 2001 was $747,000 and $1.9 million, respectively, and included net loss for the respective period and immaterial foreign currency translation loss.

2 -- Inventories

     Inventories consisted of (in thousands):

                                               June 30, 2001   December 31, 2001
                                               -------------   -----------------
Raw materials and subassemblies ............    $     1,120       $     1,017
Finished goods .............................          1,380             1,177
                                                -----------       -----------
   Total inventories .......................    $     2,500       $     2,194
                                                ===========       ===========

3 -- Basic and Diluted Net Loss Per Common Share

     For all periods presented, both basic and diluted net loss per common share were computed by dividing the net loss available to common stockholders by the number of weighted average common shares outstanding during the respective periods. The impact of convertible preferred stock and stock options could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss per common share as their effect is antidilutive for the periods presented.

4 -- Customer and Geographic Information

     The Company operates in one reportable segment and is engaged in the design, manufacture, and marketing of newborn screening products for the identification and monitoring of common medical disorders that may occur during the critical development period of infants. The nature of the Company's products and

Article Number Twenty-four (Confirmation of representatives and examination of this contract)
The representatives appointed by the lessor and lessee shall examine all of the articles contained in this document, and announce that they, the lessor and lessee, agree to adhere to the articles they have examined that constitute this contract.

Article Number Twenty-five (Items not covered in regulations/items of responsibility)
In cases when there is doubt about items that are not covered in this document or with regard to the interpretation of these articles, the lessee and lessor shall meet in good faith for discussion in order to clarify that interpretation.

Article Number Twenty-six (Jurisdiction over this agreement)
The lessor and lessee agree that any disputes arising in connection with this contract shall fall under the jurisdiction of the first competent court in the lessor's area of residence.

page 9

Article Number Twenty-seven (Items of special agreement)
(1.) With regard to the monthly rental fees and management fees, the lessee shall bear responsibility for any additional consumption tax.
(2.) Address and information for electronic transfer of rental fees, management fees, and consumption taxes.

Bank name: Fuji Ginko (Fuji Bank) Mita branch
Account number:
Name of client: Sanwa Radiator, Ltd.

In addition, the lessee shall be responsible to pay for the electronic transfer fees.

Upon approval of this contract, two copies of the original contract shall be made up, signed with personal seals affixed to it, and the lessee and lessor shall each keep one copy of this document on file.

page 10

Lessor (landlord)
President, Eiji Watanabe
Sanwa Radiator, Co. Ltd.
24-21 Shiba 3-chome, Minato-ku, Tokyo

(seal affixed)

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

     This report contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statement include, among other things, statements concerning our future operations, financial condition and prospects, and business strategies. The words "believe," "expect," "anticipate," and other similar expressions generally identify forward-looking statements. These forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, or results of operations to differ materially from our historical results or currently anticipated results. You should carefully review the information contained under "Factors Affecting Future Results," beginning on page 15 of this Management's Discussion and Analysis of Financial Condition and Results of Operation," and elsewhere in or incorporated by reference into this report.

     The following information should be read in conjunction with the consolidated financial statements and notes thereto set forth in Item 1 of this quarterly report. We also urge you to review and consider our disclosures describing various factors that could affect our business, including the disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors and the audited financial statements and notes thereto contained in our Registration Statement on Form S-1 (File Nos. 333-44138 and 333-65478) filed in connection with our initial public offering.

Overview

     We develop, manufacture and market screening products for the detection and monitoring of common medical disorders in infants. Currently, we sell our ALGO products for hearing screening and our CO-Stat products for the analysis of hemolysis and management of jaundice.

     Our revenues consist of revenues from sales of equipment and disposable supplies. We currently derive substantially all of our revenues from sales of a limited number of products. Nearly all of our revenues were from sales of our ALGO products in the three and six months ended June 30, 2001 and 2000. Although we began selling our CO-Stat product in July 1999 on a very limited basis for clinical testing, we expect that a substantial majority of our revenues will continue to be generated from sales of our ALGO products for at least the next two years.

     Historically we have sold our products directly through our sales force in the United States and indirectly through distributors internationally. Domestic sales were 82% and 83% of our revenues during the three months ended June 30, 2001 and 2000, respectively. Domestic sales were 86% and 82% of our revenues during the six months ended June 30, 2001 and 2000, respectively. We plan to expand our international operations significantly because we believe international markets represent a significant growth opportunity. We acquired the distribution operations of our United Kingdom distributor in January 2001 and its results of operations, which were immaterial, have been included in our consolidated results from that date. We began direct sales operations in Japan on July 1, 2001, when we assumed the activities of our Japanese distributor. Consequently, we anticipate that international revenues will increase as a percent of revenues in the future. If international sales increase, we may not experience corresponding growth in operating income due to the higher cost of selling outside of the United States. Historically our international sales have been through distributors and have been characterized by lower gross margins due to the discount the distributors receive from our list prices.

     We recognize revenue from product sales, including sales to distributors, upon shipment when a purchase order has been received, the sales price is fixed and determinable and collection of the resulting receivable is probable. We generally do not provide rights of return on our products. We, however, do make provision for initial standard warranty obligations of one year and post-sale training and customer support at

                                       -9-